EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-55846 and 333-83208 on Form S-3 of our report dated February 13, 2008, relating to the financial statements of Boeing Capital Corporation, appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 13, 2008

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